Exhibit 10.1

Execution Version

THIS DOCUMENT SHALL NOT BE BINDING UPON ANY PERSON UNLESS AND UNTIL IT IS FULLY EXECUTED AND DELIVERED BY ALL OF THE PARTIES HERETO. WITHOUT LIMITATION OF THE FOREGOING, THIS DOCUMENT (I) IS DISTRIBUTED PURSUANT TO, AND IS SUBJECT TO THE PROTECTIONS AND BENEFITS OF, THE TERMS, PROVISIONS AND COVENANTS OF THE PRE-NEGOTIATION AGREEMENT DATED AS OF JANUARY 14, 2021; AND (II) SHALL NOT COMPRISE A “WRITTEN AGREEMENT” WITHIN THE MEANING OF SECTION 2 OF SUCH PRE-NEGOTIATION AGREEMENT UNLESS AND UNTIL IT IS FULLY EXECUTED AND DELIVERED BY ALL OF THE PARTIES HERETO.

FORBEARANCE AGREEMENT

THIS FORBEARANCE AGREEMENT (this “Agreement”) dated as of February 1, 2021 (such date, the “Effective Date”) is made by and among CITIBANK, N.A., as administrative agent and collateral agent for the Lenders party to the Loan Agreement (as defined below) (in such capacities, collectively, “Agent”), each of the parties identified as a “Borrower” on the signature pages hereof (collectively, “Borrower”), HOSPITALITY INVESTORS TRUST, INC., a Maryland corporation (“Parent Guarantor”), HOSPITALITY INVESTORS TRUST OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (together with Parent Guarantor, “Guarantors” and Guarantors with Borrower, the “Borrower Parties”), CITIBANK, N.A. (“Citibank”), DEUTSCHE BANK AG NEW YORK BRANCH (“DB”), JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (“JPM”), MORGAN STANLEY BANK, N.A. (“MS”), GOLDMAN SACHS BANK USA (“GS”), CTBC BANK CO., LTD., NEW YORK BRANCH (“CTBC”), and BBVA USA, fka COMPASS BANK (“BBVA” and with Citibank, DB, JPM, MS, GS, and CTBC, collectively, the “Lenders”). The Borrower Parties, Agent, and the Lenders, being referred to in this Agreement as a “Party”, and collectively, as the “Parties”) with respect to the following facts and circumstances:

PRELIMINARY STATEMENTS:

A.

Reference is made to (i) that certain Second Amended and Restated Term Loan Agreement dated as of April 27, 2017 (as amended by that certain Amendment No. 1 to the Second Amended and Restated Term Loan Agreement dated as of June 29, 2017 and as further amended by that certain Amendment No. 2 to the Second Amended and Restated Term Loan Agreement dated as of May 22, 2019, as the same may be further amended, restated, replaced, supplemented, or otherwise modified from time to time, collectively, the “Loan Agreement”; capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Loan Agreement) among Borrower and the Lenders, (ii) the Loan Documents identified in the Loan Agreement, (iii) that certain Pre-Negotiation Agreement (the “Pre-Negotiation Agreement”) dated as of January 14, 2021 among the Borrower Parties and Agent and (iv) that certain forbearance request letter dated as of January 22, 2021.

B.

Pursuant to Sections 5.01(j), 5.01(n), 5.01(r) (with respect to the George Tech Hotel’s Approved Management Agreement), 5.01(l) (with respect to the George Tech Hotel’s Approved Management Agreement), 5.01(cc)(i)-(ii), 5.02(b)(iii) (to the extent that any unpaid rents under the Georgia Tech Ground Lease constitute Indebtedness), 5.02(e), 5.02(l), and 5.02(w) of the Loan Agreement, Borrower must pay and perform its obligations, as applicable, under the Georgia Tech Ground Lease and the Approved Management Agreement with respect to the George Tech Hotel. Borrower has advised that it will not be paying or performing its obligations, as applicable, under the Georgia Tech Ground Lease and the Approved Management Agreement with respect to the George Tech Hotel during the Forbearance Period (defined below), and this may result in a termination or exercise of other remedies by the applicable lessor or other obligors with respect to the Georgia Tech Ground Lease and/or the Approved Management Agreement with respect to the George Tech Hotel (collectively, the “Potential Defaults”).

C.

In order to give the Parties and their authorized representatives time to discuss the Loan and negotiate a potential modification of the Loan (any and all such previous and future discussions, negotiations, correspondence and other communications between the Borrower Parties or their respective attorneys, servicers, asset managers, consultants, agents, or representatives and Agent, the Lenders or their, respective attorneys, servicers, asset managers, consultants, agents, or representatives, being hereinafter referred to collectively, “Discussions”), subject to the terms of this Agreement, Agent and the Lenders have agreed to forbear from exercising their respective remedies under the Loan Documents, at law, in equity, and otherwise, in respect of the Potential Defaults.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree, represent, warrant, covenant and acknowledge as follows:

1.

Forbearance Period. Each of Agent and the Lenders hereby agrees, in each case for itself and its respective Affiliates, and each such Person’s current and former heirs, executors, administrators, predecessors, successors, assigns, officers, directors, members, shareholders, partners, managers, stockholders, agents, employees, designees, nominees, representatives, attorneys, affiliates, subsidiaries, participants, and all Persons acting by, through, under or under the control of any of the foregoing (with respect to each such Person, each a “Related Person”, and collectively, the “Related Persons”), for the benefit of each other Party, the Lenders, and each such Lender’s Related Persons, to forbear from exercising any of their remedies pursuant to the Loan Documents, at law, in equity, or otherwise in connection with the Loan or the Loan Documents for a period of time commencing on the date of this Agreement and ending on the first to occur of (i) April 30, 2021 and (ii) the date on which any Forbearance Termination Event occurs (such period, the “Forbearance Period”).

2.	Representations and Warranties. Each Borrower Party hereby represents and warrants to Agent and each Lender as follows:

a.

This Agreement and each of the other Loan Documents to which it is a party has been duly executed and delivered by such Borrower Party and constitutes the valid, legal and binding obligations of such Borrower Party, enforceable against such Borrower Party in accordance with their respective terms, subject to laws affecting creditors’ rights and equitable principles of general application. The execution, delivery and performance by each Borrower Party of this Agreement does not violate any provision of such Borrower Party’s organizational documents, as amended to date. The execution, delivery and performance of this Agreement does not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the terms of any agreement or instrument to which any Borrower Party or any of its Affiliates is a party or by which the properties or assets of any Borrower Party or any Affiliate thereof is subject, nor will such action result in any violation of the provisions of any Legal Requirements. All consents, approvals, and authorizations which pertain to each Borrower Party and all of such Borrower Party’s constituent owners required in order to permit or authorize each Borrower Party to enter into and perform all obligations of such Borrower Party under or with respect to this Agreement have been obtained and are in full force and effect.

b.	No Indebtedness is outstanding with respect to any Borrower (excluding Indebtedness in connection with the Potential Default) that is not permitted under the Loan Agreement.

c.

Other than the Potential Defaults, there are no currently outstanding Defaults, Events of Default, offsets or defenses, or any event that has occurred which with the giving of notice, passage of time, or both, would constitute a Default, Event of Default, offset or defense under any Loan Documents.

HIT Forbearance Agreement (2021)

d.

There are no defenses, counterclaims, offsets, cross-complaints, causes of action, rights, claims or demands of any kind or nature whatsoever, including without limitation, any usury or lender liability claims or defenses, arising out of any of the Loan, any Loan Document or any past or present relationship between or among the Borrower Parties and the Lender Parties or any of them. Each Borrower Party further acknowledge that to the extent that any such claim should in fact exist, including without limitation, any usury or lender liability claim, it is hereby fully, finally and irrevocably waived and released by such Borrower Party.

e.

Each of the representations and warranties set forth in the Loan Documents is hereby reaffirmed and remade as of the Effective Date, except to the extent that such representations and warranties have been modified since the date of the Loan Documents by changes in facts that do not constitute a violation of the Loan Documents, and except that such representations and warranties are qualified by the existence of the Potential Defaults.

3.	Continuation and Reservation of Rights.

a.

Each Borrower Party acknowledges and agrees that the forbearance by Agent and the Lenders as described in Section 1 of this Agreement does not alter, impair or affect in any way or manner (or evidence the intent of Agent, Lenders or any Related Person to alter, impair or affect in any way or manner) any and all past, present, and future claims, counterclaims, demands, suits, promises, defenses, offsets, judgments, causes of action, damages, costs and other obligations, duties and liabilities or rights and remedies of any kind, direct or indirect, known or unknown, foreseen or unforeseen, matured or unmatured, accrued, contingent or non-contingent, which Agent, the Lenders, or their respective former, current and future Related Persons, now has or may have in the future against such Borrower Party or any of its respective former, current and future Related Persons, which relate to, arise from or are connected with the Loan, in each case, except as specifically set forth in this Agreement. Agent, for itself and for the Lenders and their respective Related Persons, expressly reserves its right and their rights to pursue all remedies and actions, whether at law, in equity or otherwise.

b.

Notwithstanding anything to the contrary contained in this Agreement and the existence of any Potential Default, during the Forbearance Period, the Borrower Parties shall be entitled to any rights provided to it in the Loan Documents that are conditioned on there being no Default or Event of Default in existence but only to the extent any such Default or Event of Default relates to the Potential Defaults.

c.

Upon the termination or expiration of the Forbearance Period, Agent’s and Lenders’ agreement to forbear in accordance with the terms of this Agreement shall automatically terminate and Agent and each Lender shall be entitled to pursue unconditionally all or any of their respective rights and remedies under the Loan Documents and under applicable law, in equity or otherwise, without notice or delay and Agent and each Lender shall immediately be fully restored to the position they would have held if this Agreement had never been executed, subject to the survival section contained herein.

d.

Nothing contained in this Agreement shall, or shall be deemed independently to (x) create any obligation, duty, agreement or undertaking by Agent or the Lenders to fund any Advances or protective advances, (y) extend the Maturity Date, or (z) waive any Default or Event of Default.

HIT Forbearance Agreement (2021)

4.	Forbearance Termination Events. The occurrence of any of the following events (collectively, the “Forbearance Termination Events”) shall cause the Forbearance Period to terminate:

a.

If any of the representations and warranties contained in Section 2 shall become untrue or is false when made in any material respect. Borrower and Guarantor each hereby covenants to notify Agent immediately in the event that Borrower or Guarantor obtain knowledge that any representation or warranty becomes untrue or was false when made;

b.	If an Event of Default (other than the Potential Defaults) shall occur;

c.	If any Borrower or Guarantor fails to timely comply with any of its obligations herein;

d.	If any Party shall repudiate or breach or attempt to repudiate or breach any of its obligations under this Agreement (whether orally or in writing in any medium);

e.	If any Borrower or Guarantor shall assert in writing any defense, claim, counterclaim or other assertion as to the full validity and enforceability of the Loan Documents;

f.

If an event of default by Borrower or Guarantor (or any of their respective subsidiaries) shall occur in respect of any of the Indebtedness forth on Schedule I attached hereto (the “Material Debt”) and Borrower, Guarantor or any of their respective subsidiaries shall have received written notice that the lender under such Material Debt has accelerated the maturity of such Material Debt, has declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), or has otherwise commenced remedies under such Material Debt; or

g.

If (x) any Borrower Party shall be the subject of a voluntary or involuntary proceeding under the Bankruptcy Code or any other insolvency, bankruptcy or reorganization law in the United States or elsewhere, or (y) an Event of Default pursuant to Section 6.01(f) or 6.01(m) of the Loan Agreement shall occur (any of the events referred to in clauses (x) or (y), a “Bankruptcy Default”).

5.

Pre-Negotiation Agreement. The Pre-Negotiation Agreement is hereby confirmed and ratified in all respects and remains in full force and effect. Without limiting the effectiveness of the previous sentence, for the avoidance of doubt, all discussions and negotiations conducted during the Forbearance Period are covered by, and entitled to the existing protections and benefits of the covenants, conditions and terms of, the Pre-Negotiation Agreement. This Agreement is a “written agreement” within the meaning of Section 2 of the Pre-Negotiation Agreement.

6.

No Commitment or Waiver. This Agreement does not represent (a) a commitment by Agent or the Lenders to make any new loans or grant or extend any financial accommodations to Borrower, (b) a commitment by Agent or any of the Lenders to restructure the Loan, (c) an expression of any intention (or an intention) by Agent or any of the Lenders to waive, modify or, except as expressly set forth in this Agreement, forbear from exercising any rights or remedies under the Loan Documents or (d) except as expressly set forth in this Agreement, a modification, amendment or restatement of any of the terms and conditions of any of the Loan Documents. Each of the Parties hereto acknowledge and confirm that no such commitment, waiver, modification or forbearance has been offered, granted, extended or agreed to by any Party, except pursuant to this Agreement.

7.	Miscellaneous.

a.

Effectiveness and Amendments. This Agreement shall become effective as of the date first above written solely when Agent shall have received counterparts of this Agreement executed by Borrower, Agent and each Lender. The effectiveness of this Agreement is conditioned upon the accuracy of the factual matters described herein. This Agreement is subject to the provisions of Section 9.01 of the Loan Agreement.

HIT Forbearance Agreement (2021)

b.

Successors and Assigns. This Agreement is entered into for the exclusive benefit of the Parties and the Lenders and no other party shall derive any rights or benefits herefrom; provided, however, that, to the extent permitted by the terms and provisions of the Loan Documents, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors, legal representatives and assigns.

c.

Loan Documents Continue. Except as expressly provided herein, the Loan Agreement, the Notes and each of the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed, including without limitation, all payment Obligations thereunder. The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents.

d.	Loan Document. This Agreement constitutes a Loan Document.

e.

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. Copies of originals, including copies delivered by facsimile, .pdf, or other electronic means, shall have the same import and effect as original counterparts and shall be valid, enforceable and binding for the purposes of this Agreement. The words “execution,” “signed,” “signature,” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

f.	Headings. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

g.

Governing Law; Jurisdictions. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. Solely for purposes of any action arising under this agreement, each Borrower Party and Agent each (a) irrevocably waives the right to a jury trial, (b) consents to the exclusive jurisdiction and venue of the state and federal courts sitting in the City and County of New York and (c) agrees not to object to such jurisdiction or to the laying of venue in such courts.

h.

Notices. Any notices under this Agreement shall be given in accordance with Section 9.02 of the Loan Agreement and Section 8(k) of the Pre-Negotiation Agreement. Each of Borrower and Guarantor hereby acknowledge and agree that any notices so given shall be effective as against Guarantor for all purposes under the New York Civil Practice Law and Rules.

i.

Captions; Interpretation. The captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

j.

Time of the Essence. TIME IS STRICTLY OF THE ESSENCE OF THIS AGREEMENT with respect to the obligations of Borrower and Guarantor and full and complete performance of each provision hereof by Borrower and Guarantor.

k.

Severability. If any provision of this Agreement is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, provided that the essential terms of this Agreement remain valid, binding and enforceable, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

HIT Forbearance Agreement (2021)

l.

Advice from Independent Counsel. Each Party understands that this is a legally binding agreement that may affect such Party’s rights. Each Party hereto represents to each other Party hereto that it has obtained independent counsel and received legal advice about the meaning and legal significance of this Agreement.

m.	Preliminary Statements. The preliminary statements set forth on page 1 hereof comprise a material part of this Agreement.

n.	Expenses. Borrower Parties shall pay the costs and expenses of Agent, Arrangers, and the Lenders to the extent set forth in Section 8(i) of the Pre-Negotiation Agreement.

o.

Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all Parties have participated in the preparation hereof.

p.

No Fiduciary Relationship. Neither the terms, covenants and conditions of this Agreement, nor the entering into of this Agreement, shall, in and of itself, create any fiduciary or special relationship between Agent and/or any of the Lenders, on the one hand, and any Borrower Party, on the other hand.

q.	Survival. The provisions of Sections 2, 3, 5, 6 and 7 shall survive the termination or expiration of the Forbearance Period and the repayment of the Loan indefinitely.

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HIT Forbearance Agreement (2021)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

Borrower:

HIT NBL CY CBSOH OWNER, LLC
HIT NBL HH ATLGA OWNER, LLC
HIT SMT CY FLGAZ OWNER, LLC
HIT SMT BTRLA001 OWNER, LLC
HIT SMT FTWIN001 OWNER, LLC
HIT SMT MDFOR001 OWNER, LLC
HIT SMT RI FTWIN OWNER, LLC
HIT SMT SHS FLGAZ OWNER, LLC
HIT SMT FIS DENCO OWNER, LLC
HIT SMT FIS BELWA OWNER, LLC
HIT SMT FTCCO002 OWNER, LLC
HIT SMT SHS DENCO OWNER, LLC
HIT SMT RI GRMTN OWNER, LLC
HIT GA TECH HOLDING LLC,
each a Delaware limited liability company

By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: Chief Executive Officer and President

Signature Page to HIT Forbearance Agreement (2021)

HIT NBL MNTCA001 OWNER, LP, a Delaware limited partnership

By: HIT NBL NTC Owner GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: Chief Executive Officer and President

HIT SMT ELPTX001 OWNER, LP, a Delaware limited partnership

By: HIT SMT NTC Owner GP, LLC, a Delaware limited liability company, its general partner

By:	/s/ Jonathan P. Mehlman
Name: Jonathan P. Mehlman
Title: Chief Executive Officer and President

Signature Page to HIT Forbearance Agreement (2021)

CONSENTED AND AGREED:

GUARANTORS:

HOSPITALITY INVESTORS TRUST, INC.,

a Maryland corporation

By:  /s/ Jonathan P. Mehlman

Name: Jonathan P. Mehlman

Title: Chief Executive Officer and President

HOSPITALITY INVESTORS TRUST OPERATING

PARTNERSHIP, L.P., a Delaware limited partnership

By: HOSPITALITY INVESTORS TRUST, INC., a

Maryland corporation, its general partner

By:  /s/ Jonathan P. Mehlman

Name: Jonathan P. Mehlman

Title: Chief Executive Officer and President

Signature Page to HIT Forbearance Agreement (2021)

ADMINISTRATIVE AGENT AND COLLATERAL AGENT:

CITIBANK, N.A.

By:	/s/ Chris Albano
Name: Chris Albano
Title: Authorized Signatory

Signature Page to HIT Forbearance Agreement (2021)

CITIBANK, N.A., as a Lender

By:	/s/ Chris Albano
Name: Chris Albano
Title: Authorized Signatory

Signature Page to HIT Forbearance Agreement (2021)

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Darrell L. Gustafson
Name: Darrell L. Gustafson
Title: Managing Director

By:	/s/ Stephen Choe
Name: Stephen Choe
Title: Managing Director

Signature Page to HIT Forbearance Agreement (2021)

JPMORGAN CHASE BANK, NATIONAL
ASSOCIATION, as a Lender

By:	/s/ Simon B. Burce
Name: Simon B. Burce
Title: Executive Director

Signature Page to HIT Forbearance Agreement (2021)

MORGAN STANLEY BANK, N.A., a national banking
association, as a Lender

By:	/s/ Cynthia Eckes
Name: Cynthia Eckes
Title: Authorized Signatory

Signature Page to HIT Forbearance Agreement (2021)

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Michael Dalton
Name: Michael Dalton
Title: Authorized Signatory

Signature Page to HIT Forbearance Agreement (2021)

BBVA USA, fka COMPASS BANK, as a Lender

By:	/s/ Scott Place
Name: Scott Place
Title: SVP

Signature Page to HIT Forbearance Agreement (2021)

Schedule I

Material Debt

Description of Indebtedness	Principal Outstanding as of December 31, 2020
Second Amended and Restated Term Loan (16 hotels) $310,000,000 Term Loan – Original Principal Balance	$228,849,847.45
92 Pack Mortgage Loan (62 hotels) $870,000,000 Mortgage Loan - Original Principal Balance	$707,775,193.11
92 Pack Mezzanine A Loan (62 hotels) $100,000,000 Mezzanine A Loan - Original Principal Balance	$81,352,018.85
92 Pack Mezzanine B Loan (62 hotels) $70,000,000 Mezzanine B Loan - Original Principal Balance	$56,947,627.87
ENN Pool II Loan (21 hotels) $232,000,000 Term Loan – Original Principal Balance	$232,000,000.00

Schedule I